                                                                   EXHIBIT 10.28

                            L E I E K O N T R A K T
                          ---------------------------

                                    Mellom
                               KONGENSGATE 2 ANS
                           (heretter kalt utleieren)

                                      og
                                   SPRAY GK

                          Person/foretaksnr . .......
                         (heretetter kalt leietakeren)


er i dag inngatt f0lgende kontrakt om leie av lokaler i Kongensgate 2 Gnr 207, Bnr 133 i Oslo kommune.

1.        LEIEFORHOLDETS OMFANG

          Leieforholdet omfatter f0lgende lokaler og ytre rom:

          Kontorlokaler:
          190 m2 brutto kontorlokaler inkl. andel fellesarealer i 2. etasje som omfatter rom 214-215-216-217-218-219-220-221-223 og224.
          545 m2 brutto kontorlokaler inkl. andel av fellesarealer i 3. etasje, som omfatter rom 302 t.o.m. 329.
          Samlet leieareal i 2. og 3. etasje utgj0 735 m2 brutto kontorlokaler inkl. andel av fellesarealer.


2.        BRUK AV LEIEOBJEKT

          Leieobjektet ma kun benyttes til kontor.
          Skifte av bransje eller forandring av virksomheten i lokalene er ikke tillatt uten utleiers forutgaende, skriftlige samtykke.
          Det samme gjelder salg, eksponering etc. i fellesarealer.


3.        LOKALENES STAND VED OVERTAGELSE

          Leieobjektet overtas i den stand det var ved besiktigelsen den
          14.4.1998. I lokalene pa 190 m2 i 2. etasje vil vegger bli sparklet og malt, og gulv slipt og lakkert.
          Leietakeren ma gi skriftlig melding om mulige skader og mangler m.v. ved leieobjektet innen rimelig tid etter at han burde ha oppdaget dem. Feil og mangler som leietakeren kjente eller burde kjent til ved avtaleinngaelsen, kan ikke gj0res gjeldende.
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                                       2
4.        LEIEFORHOLDETS VARIGHET
          KONTORLOKALENE I 2. ETASJE:
          Leieforholdet for kontorlokalene i 2. etasje pa 190 m2 brutto l0per fra 1.7.98 til 30.6.2003, hvilken dag det utl0per uten forutgaende oppsigelse fra noen av partene. Ved fraflytting etter 30.6.2001 frafalles kravet om avbruddsbel0p i. h. til pkt. 20.3.
          KONTORLOKALENE I 3. ETASJE:
          Leieforholdet for kontorlokalene i 3. etasje pa 545 m2 brutto l0per fra 1.1.1999 til 30.06.2003. For lokalene i 3. etasje har leietaker rett til a si opp leieforholdet med 6 mnd. varsel frem til 1.6.1999. Deretter gjelder samme oppsigelsesbetingelser som for 2. etasje. Leietakeren skal ha rett til a fornye leieforholdet for ny leieperiode pa 3-5 ar. Kontrakten skal da reforhandles pa fritt grunnlag. 0nske om ny avtale, ma meddeles utleieren skriftlig senest 6 - seks - maneder f0r 30.6.2003. I motsatt fall er retten bortfalt.

5.        HUSLEIEN
          HUSLEIE 2. ETASJE:
          Husleien for kontorlokalene i 2. etasje utgj0r kr. 199 500 , - pr. ar etter 1.9.998, dvs. kr.1050.- pr. m2 / ar, og betales forskuddsvis og ukrevet den 1. i hvert kvartal med kr. 49 875 ,-.
          For juli og august 1998 betales 50 % leie for lokalene i 2. etasje. Husleie 3. etasje:
          Husleien for kontorlokalene i 3. etasje er i henhold til navaerende leieavtale frem til 1.1.1999. Etter 1.1.1999 vil leien for kontorlokalene vaere kr. 572 250.- pr. ar tilsvarende kr. 1050.- pr. m2 / ar som betales forskuddsvis den 1. i hvert kvartal med kr. 143
          063. -

          Utleieren kan med virkning fra den 1. januar hvert ar (f<M059>rste gang den 1. januar 1999) forlange leien regulert overensstemmende med mulig stigning i Statistisk Sentralbyras konsumprisindeks, eller - dersom denne blir opphevet - annen tilsvarende offentlig indeks. Basis for f<M059>rste gangs regulering er den i kontrakten fastsatte leie og indeksens utvisende pr. 15.05.1998 frem til 15.11.1998. Grunnlag for senere arlige reguleringer pr. 1.1 er den til enhver tid gjeldende leie og stigningen i indeksen gjennom de siste 12 maneder frem til
          15.11. foregaende ar.
          Dersom offentlige bestemmelser skulle vaere til hinder for gjennomf<M059>ring av den avtalte leieregulering, skal leien uavhengig av de fastsatte regulerings-punkter straks kunne kreves regulert i den utstrekning og fra det tidspunkt det blir lovlig adgang til dette.
          Ved forsinket betaling av leie svares morarenter iht. lov av 1976 nr. 100 eller lov som trer i stedet for denne. Utleier har rett til a kreve gebyr ved purring.

6.        FELLESUTGIFTER
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                                       3

     I tillegg til leien betaler leietakeren forholdsmessig andel av eiendommens fellesutgifter som spesifisert nedenfor:


Energi:
------
Str<M059>m til oppvarming og belysning av fellesarealer og trapper, heiser, kj0leanlegg, ventilasjonsanlegg, varmtvannstanker, utelys, varmekabler, oljefyr og fyringsolje.

Offentlige avgifter:
-------------------
For tide; vann-, kloakk-, feie og renovasjonsavgift.
Nye avgifter kommer evt. i tillegg, likesa merverdiavgift dersom dette skal tillegges leien.
Dersom det blir innf<M059>rt merverdiavgift ved utleie av lokaler som omfatter naervaerende leieforhold, kan utleier <M059>ke husleien tilsvarende avgiftssatsen, med fradrag for en forholdsmessig andel av inngaende avgift forutsatt at utleier er momspliktig.
Rengj<M059>ring:
Trappevask, rengj0ring av fellesarealer samt eventuelt leie av matter.

Renovasjon:
----------
S0ppeleontainer; leie, bortkj<M059>ring og t<M059>mming.

Tilsyn, service og vedlikehold:
------------------------------
Heiser, sanitaeranlegg, kj0leanlegg, ventilasjonsanlegg, alle branntekniske alarm-/sikkerhetsanlegg, vakthold, porter, fyringsanlegg, gr<M059>ntanlegg i innend<M059>rs fellesareal.

Gartner ute, sn<M059>making og renhold av utearealer/fortau, vaktmestertjenester generelt.

Kvartalsvis a konto forskuddsinnbetaling, utgj<M059>r pa kontraktstidspunktet for lokalenc i 2. etasje kr. 8 883 ,-, for kontorlokalene i 3. etasje kr. 25 479.- og for lagerlokalene (50 % fellesutgifter) i 4. etasje kr. 587.-
Andel fellesutgifter for lokalene i 2. etasje og 4. etasje betales fra 1.6.1998.

For ovennevnte andel av fellesutgifter betales kvartalsvis a-konto bel0p sammen med husleien, med avregning og eventuelt restoppgj<M059>r etter avsluttet regnskap. Fellesutgiftene fordeles etter byggets fordelingsn<M059>kkel. Andel for mulige ledige lokaler i garden dekkes av utleier, i den utstrekning ledigheten ikke gir seg uttrykk i reduserte utgifter.

Neste ars a-konto innbetaling baseres pa forrige ars regnskap.

Direkte for egen regning betaler leietakeren:
Energi til egne lokaler, etter egen maler, dersom dette ikke inngar i fellesutgiftene.

Rengj0ring av egne lokaler. Vask av vinduer inn- og utvendig, samt rengj<M059>ring av solavskjerming. (Utleier forbeholder seg a la utvendig vindusvask samt rengj0ring av solavskjerming skje pa fellesbasis.)

Vaktmestertjenester for eget bruk.

Der hvor det kreves vann til annet enn toalettbruk og vanlig renhold, ma leietaker selv holde egen vannmaler og utrede utgiftene til dette samt betale vannforbruket. Ved forsinket betaling av andel fellesutgifter, svares morarente iht. lov av 1976 nr. 100 eller lov som trer i stedet for denne. Utleier har rett til a kreve gebyr ved purring.

7.        SIKKERHET - DEPOSITUM - GARANTI

          Leietaker stiller selvskyldnergaranti fra finansinstitusjon som driver virksomhet her i riket etter konsesjon gitt av norske myndigheter, eller annen av utleier godkjent garanti, alternativt depositum etter utleiers valg, for riktig oppfyllelse av leietakers forpliktelser av enhver art i samsvar med norsk lov og etter denne leiekontrakt, herunder rettidig betaling av leie og andel fellesomkostninger.

          Garantien skal til hver tid tilsvare 6 maneders leie + andel fellesomkostninger, og den skal vaere gyldig for leietiden + to maneder. Garantibel<M059>pet skal ved overtakelsen av lokalene vaere kr. 450 000.-Denne avtale er ikke bindende for utleier f0r garantien foreligger. Garantien ma foreligge senest innen en maned etter kontraktsunderskrift, og under enhver omstendighet f<M059>r innflytting.

8.        FREMLEIE/OVERDRAGELSE/SELSKAPSMESSIGE ENDRINGER

Fremleie og overdragelse av kontrakten, helt eller delvis, er ikke tillatt uten utleiers skriftlige forhandssamtykke. Fremleie kan ikke nektes uten saklig grunn. Overdragelse av minst 50% av aksjene, selskapsandelene eller eierinteressene hos leietaker anses som overdragelse av kontrakten. Det samme gjelder leietakers skifte av selskapsform.

Som overdragelse regnes ogsa avhendelse av det mindre antall aksjer eller andeler som i seg selv utgj0r bestemmende innflytelse (alminnelig flertall) i selskapet. Utleier skal pa foresp<M059>rsel gis opplysninger bekreftet av leietakers revisor, om slik overtagelse har funnet sted.

Enhver selskapsmessig endring som forringer leietakers <M059>konomiske stilling overfor utleier, krever utleiers samtykke.

9.        UTLEIERENS OG LEIETAKERS PLIKTER

Det pahviler utleier a s0rge for at bygningen med tekniske innretninger til enhver tid er i god stand. Utleier plikter a s0rge for godt vedlikehold, drift og renhold av inn- og utvendige fellesarealer.

Leietaker plikter a behandle savel de leide lokaler som eiendommen for0vrig med tilb<M059>rlig aktsomhet.

     Lokalene ma ikke brukes pa en mate som forringer eiendommens omd<M059>mme eller utseende eller ved st0v, st0y, lukt, rystelse eller pa annen mate sjenerer andre leietagere eller naboer. Kostnadene ved utbedring og eventuell erstatning i forbindelse med disse forhold, er leietakers ansvar.

     Leietaker plikter a f<M059>lge de ordensregler, brann/r<M059>mminginstrukser samt instrukser for heiser og <M059>vrige tekniske anlegg, som til enhver tid gjelder for eiendommen. Knuste ruter i ethvert rom som omfattes av leieforholdet, ma straks erstattes av nye. Rom med vann- og/eller avl<M059>psr<M059>r ma holdes sa oppvarment at frysing unngas.

     Medf0rer virksomheten forh<M059>yelse av eiendommens forsikringspremier eller faste avgifter, plikter leietakeren selv a betale forh0yelsen.

     Leietaker plikter a inhente alle nodvendige tillatelser for sin bruk av lokalene. Krav eller palegg fra arbeidstilsyn, helserad, brannvern, sivilforsvar, industrivern eller annen offentlig myndighet, foranlediget av den virksomhet som drives i lokalene, er leietakers ansvar.

     Avfall ma legges i eiendommens s0ppelkasser. Avfall av ekstraordinaert omfang eller karakter ma leietaker selv bes0rge fjernet for egen regning. I motsatt fall vil utleier la avfallet fjerne for leietakers regning.

     Leietaker plikter a gi utleier adgang til lokalene i kontor-/forretningstid alle dager, for ettersyn, reparasjon, vedlikehold, taksering, etc. I alle tilfeller der det anses n0dvendig for a forebygge eller begrense skade pa eiendommen, har utleier rett til a skaffe seg adgang til lokalene.

     Tilfeldige avbrudd i forsyninger av vann, str<M059>m, luft etc. plikter leietaker a tale uten erstatning eller leiereduksjon.

     10.       ENDRING AV LEIEOBJEKT

               Innredning, ominnredning eller noen som helst forandring i eller av de leide lokaler ma ikke finne sted uten utleiers skriftlige forhandsgodkjenning. Slik forhandsgodkjenning kan gis pa betingelse av at forandringene tilfaller utleier uten godtgj0relse ved leieforholdets slutt, eller at leietakeren bringer lokalene tilbake til opprinnelig stand.

               Forhandsgodkjenning kreves ogsa om leietaker <M059>nsker a bruke mer str<M059>m, vann, luft, avl<M059>p mv. enn hva lokalene ved kontrakstidspunktet var utstyrt med. Dersom slik godkjenning gis, er leietager ansvarlig for a innhente de n<M059>dvendige offentlige tillatelser.

               Reklameskilt har leietaker, med utleiers skriftlige forhandsgodkjenning rett til a sette opp som sedvanlig etter virksomhetens og eiendommens art og karakter. Solavskjerming, radio-og TV-anlegg m.v. ma ikke settes opp uten at utleier pa forhand skriftlig har godkjent utseende og plassering av disse. Uthengsskap, automater o.l. ma heller ikke settes opp uten utleiers skriftlige forhands- godkjenning. Dersom slik godkjenning gis, er leietaker ansvarlig for a innhente de n<M059>dvendige offentlige tillatelser. Leietaker ma selv bekoste sitt firmanavn pasatt det felles anvisningskilt etter naermere avtale med utleier. Endringsarbeider beskrevet i dette ledd tilfaller utleier etter endt leieperiode, med mindre utleier forlanger lokalene satt tilbake i sin opprinnelige stand.

11.  VEDLIKEHOLD

     Det pahviler utleier a bekoste alt utvendig bygningsmessig vedlikehold. Likeledes er utskifting av tekniske innretninger, slik som heiser, ventilasjonsanlegg, fyringsanlegg etc. utleiers ansvar.

     Det pahviler leietaker a bekoste vedlikehold av de leide lokaler, herunder ogsa utvendig og innvendig vedlikehold av inngangsd<M059>rer og innvendig vinduer med omramming, samt evt. solavskjerming, slik at disse til enhver tid er i handverksmessig god stand. Vedlikeholdsplikten for leietaker omfatter ogsa fornyelse av tapet og gulvbelegg og annen oppussing og istandsetting innvendig, herunder overflatebehandling av gulv, vegger og tak. Videre omfatter vedlikeholdsplikten ledninger og lampepunkter og stikkontakter, samt ventilasjons- og kj0leanlegg innenfor leietakers eksklusive leieforhold. Alt arbeid leietakeren plikter a utf<M059>re, skal han foreta uten ugrunnet opphold og pa en handverksmessig forsvarlig mate.

     Leietaker blir erstatningsansvarlig for all skade som skyldes ham selv eller folk i hans tjeneste, faste eller tilfeldige, samt fremleietagere, kunder og/eller andre personer som han har gitt adgang til eiendommen. Erstatningsplikten omfatter ogsa utgifter som matte f0lge utrydding av ut0y.

     Leietakers vedlikeholdsplikt omfatter ogsa skader etter innbrudd i de leide lokaler.

     Leietaker plikter a s0rge for reparasjon og vedlikehold av de skilt etc. som utleier har gitt tillatelse til a sette opp, jfr. pkt. 10.

     Oppfyller ikke leietaker disse forpliktelsene er utleieren berettiget til, etter skriftlig varsel med 14 dagers oppfyllelsesfrist, a utf0re vedlikeholdsarbeidene for leietakers regning.

     Utleier skal ha uhindret adgang til lokalene for inspeksjon med hensynet til vedlikeholdspliktens oppfyllelse, samt for besiktigelser i anledning takst og skj0nn.

     Utleier er berettiget til a foreta alle arbeider som matte vaere n<M059>dvendige til eiendommens forsvarlige vedlikehold eller fornyelse, og til i samme utstrekning a foreta ethvert forandringsarbeid savel i som utenfor de leide lokaler. Leietaker plikter a medvirke til at ledninger, kanaler og r<M059>r etc. til andre deler av eiendommen, kan f<M059>res gjennom det leide lokale uten hinder av leietakers innredning etc.

     Leietaker plikter a finne seg i slike arbeider uten erstatning eller avslag i leien, med mindre ulempene for ham er vesentlige. Utleier skal pase at arbeidene blir til minst mulig sjenanse for leietakeren, og i st<M059>rst mulig grad varsle leietaker pa forhand.

12.  LEIETAKERS AVTALEBRUDD - UTKASTELSE

     Leietakeren vedtar at tvangsfravikelse kan kreves hvis leien eller avtalte tilleggsytelser ikke blir betalt, jfr. ss. 13-2 3. ledd (a) i tvangsfullbyrdelsesloven. Leietakeren vedtar at tvangsfravikelse kan kreves nar leietiden er l<M059>pt ut, jfr. ss. 13-2 3. ledd (b) i tvangsfullbrydelsesloven.

     Gj0r leietakeren seg skyldig i annet vesentlig mislighold av leieavtalen kan utleier heve denne, og leietakeren plikter da a fraflytte lokalene.

     En leietaker som blir kastet ut eller flytter etter krav fra utleier pga. mislighold eller fraviker lokalene som f0lge av konkurs, plikter a betale leie for den tid som matte vaere igjen av leietiden, med fradrag av det utleier matte fa inn ved ny utleie. Leietaker ma ogsa betale de omkostninger som utkastelse, s0ksmal og rydding/rengj0ring av lokalene f0rer med seg, samt utgifter til ny utleie. I tilfelle av fraflytting pga. mislighold, far pkt. 13 tilsvarende anvendelse.

13.  FRAFLYTTING

     Leietakeren skal ved fraflytting tilbakelevere de leide lokaler ryddiggjort, rengjort, med hele vindusruter og for0vrig i kontrakts- og handverksmessig forsvarlig vedlikeholdt stand. Dersom vedlikeholdsplikten etter pkt. 11 er oppfylt med normale intervaller i leieperioden, aksepterer utleier normalt slit og elde frem til fraflytting. Fast inventar, ledninger o.l. som leietaker har anbrakt eller latt anbringe i lokalene, ma ikke fjernes med mindre leietaker bringer lokalene tilbake i samme stand som ved overtagelsen. Leietakers rettigheter til sadant inventar som ikke er fjernet, tilfaller utleier uten godtgj0relse.

     Mangler som leietaker ikke har utbedret, kan utleier la utf0re for leietakers regning.

     I god tid f0r leieforholdets opph0r skal det avholdes en felles befaring mellom leietaker og utleier for a fastlegge eventuelt n0dvendige arbeider for a bringe lokalene i den stand de skal vaere ved tilbakelevering.

     I de siste 6 maneder f0r fraflytting har utleier rett til a sette opp skilt pa fasaden, med informasjon om at lokalene blir ledige. I samme periode plikter leietaker, etter forhandsavtale, a gi leies0kende adgang til lokalene 2 dager pr. uke i kontor/forretningstid. Ved fraflytting skal utleier umiddelbart gis adgang til lokalene.

     Senest siste dag av leieforholdet skal leietager pa egen bekostning fjerne sine eiendeler. Eiendeler som ikke fjernes skal anses etterlatt og tilfaller utleier etter 14 dager. S0ppel kan utleier fjerne pa leietagers regning.

14.  KONKURS

     Ved leietagers konkurs kan utleier bringe leieforholdet til opph0r umiddelbart, med mindre boet trer inn i leietagers rettigheter og plikter etter kontraken, jfr. dekningslovens ss. 7- 10.

15.  FORSIKRING

     Hver av partene holder sine interesser forsikret. Utleier har ikke ansvar for skader eller tap som matte oppsta ved brann, vannledningskade mv., ut over det som dekkes av de forsikringer utleier har som huseier.

     Leitaker forsikrer egen bygningsmessig innredning, fast og l0st inventar, l0s0re, maskiner, varer, driftstap og ansvar pa kombinert bedriftforsikring. I tillegg til egne interesser, skal leietageren dekke glassforsikring. Leietagers forsikring skal vaere slik utformet at utleier holdes skadesl0s i forbindelse med skader som oppstar i de leide lokaler eller pa annen mate som f0lge av leieforholdet. Skade paf0rt leietagers medkontrahenter som f0lge av avbrudd, forsinkelser eller oppgj0r i henhold til dette punkt, er leietagers ansvar. Utleier kan kreve at leietager legger frem forsikringsbevis med vilkar.

16.  FORCE MAJEURE

     Streik, lock-out, blockade eller andre forhold som partene ikke rar over, som f.eks. brann, eksplosjon, maskinskade, ukontrollert ustr0mming av van, avbrytelse av tilf0rsel av vann, str0m, telefon mv. oppt0yer, krig eller inngrep av offentlig myndighet, fritar utleier fra a oppfylle sin forpliktelser i henhold til denne kontrakt i den grad de ikke kan oppfylles uten unormalt h0ye kostnader. Likedan bortfaller under slike forhold plikt til a betalc taps- eller skadeserstatning.

17.  PANTSETTELSE - TINGLYSING

     Leiekontrakten kan ikke tinglyses uten utleiers skriftlige samtykke. Samtykker utleieren, skal leietager dekke omkostninger forbundet med tinglysingen. Dersom kontrakten tinglyses, er partene enige om at den skal slettes senest en maned etter leieforholdets opph0r, uten noen ytterligere medvirkning fra partene, idet denne klausul anses tilstrekkelig som begjaering til tinglysningsmyndigheten for slik avlysning.

     Leiekontrakten kan ikke pantsettes uten utleiers skriftlig samtykke. Samtykke kan under enhver omstendighet nektes om ikke pantsettingen skjer som sikkerhet for de engasjementer som er knyttet til driften av leietagers virksomhet i lokalene.

18.  FORHOLDET TIL HUSLEIELOVEN

     Husleieloven gjelder i den utstrekning denne kontrakt ikke regulerer forholdet. Kontraktens pkt. 3, 8, 9, 10, 11 og 13 gir leietager faerre og/eller flere plikter enn husleielovens bestemmelser.

19.  VERNETING

     Partene vedtar eiendommens verneting i alle tvister som gjelder leieforholdet.

20.  SAERLIGE BESTEMMELSER.

     1.   Fortrinnsrett til arealutvidelse.
     Leietaker har fortrinnsrett til leie av 201 m2 brutto kontorlokaler i 2. etasje fra 1.6.1999, eller sa snart navaerende leietaker John Holm AS fraflytter lokalene.

     2.   Tilbakelevering av lokalene i 3. etasje.
     Leietaker har utleiers tillatelse til a pusse opp / og forandre de eksisterende lokalene, sa lenge hever og ikke senker standarden pa utleieobjektet. Arbeidene skal utf0res av profesjonelle handverkere, og lokalene skal tilbakeleveres i god stand. Utleier har rett til a kreve at d0rer, vegger, og tak tilbakef0res der di tidligere var plassert, i bedre stand en de var ved overtagelsestidspunktet. All elektriske installasjoner tilfaller om 0nskelig utleieren. Som sikkerhet for istandsettelsen av lokalene ved fraflytting, krever utleier et garantibel0p eller depositum pa kr. 200000.- innestaende pa sperret konto.

     3.   Fraflytting.
     Leietaker skal etter 1.12.1998 ha rett til a fraflytte lokalene med 6 mnd. varsel med f0rste fraflytningstidspunkt 1.7.1999, mot a betale et avbruddsbel0p tilsvarende 4 mnd. husleie og andel av fellesutgifter for de lokalene som fraflyttes. Utleier skal vaere behjelpelig med snarest mulig a skaffe ny leietaker for a unnga eller redusere avbruddsbel0pets st0rrelse. Annonser og andre markedsf0ringsmidler i denne forbindelse skal dekkes av leietaker. Dersom leietaker og utleier i fellesskap ikke finner frem til en annen leietaker i l.a. 4 mnd, skal leietaker dekke husleien for lokalene i
     2. og 3. etasje i denne perioden pa 4 mnd. fra 1.7.1999 til 1.11.1999.

21.       SIGNATUR

          Senest ved underskrift av kontrakten skal leietager fremlegge gyldig firmaattest som bekrefter leietagers signatur, evt. stiftelsespapirer eller annen gyldig dokumentasjon som bekrefter at selskapet er under etablering.

          Denne kontrakt er undertegnet i to eksemplarer, hvorav utleier og leietager har fatt hvert sitt.

                          Oslo,     17/6-98
                               __________________

/S/                                         /S/
___________________________________         ____________________________________
KONGENSGATE 2 ANS                                                       SPRAY GK

Vedlegg:

                                                           [Hand-written] App. 8
                                LEASE CONTRACT
                                --------------

                                    Between

                               KONGENSGATE 2 ANS
                        (hereinafter called the lessor)

                                      and
                                   SPRAY GK

                        Civil Reg. no./Company no. ____
                        (hereinafter called the lessee)


has this day been concluded the following contract regarding the leasing of premises at Kongensgate 2, G. no. 207, B. no. 133 in Oslo municipality.

1.  SCOPE OF THE LEASE

     The lease covers the following premises and outer rooms:

     Office premises:
     ---------------
     190 m2 gross office premises inc. other common areas on the 2/nd/ floor which cover rooms 214-215-216-217-218-219-220-221-223 and 224.

     545 m2 gross office premises inc. a share of common areas on the 3/rd/ floor, which cover rooms 302 to 329 inclusive.

     The total leased area on the 2/nd/ and 3/rd/ floor amounts to 735 m2 gross office premises inc. a share of common areas.

2.   USE OF THE LEASING OBJECT

     The leasing object must only be used for offices.

     A change of industry or a change of activity in the premises is not permitted without the lessor's prior written consent.

     The same applies for sales, exposure, etc., in common areas.

3.   THE CONDITION OF THE PREMISES ON TAKE-OVER

     The leasing object is taken over in the conditions it was during the inspection on 14.4.1998.

     In the premises of 190 m2 on the 2/nd/ floor, the walls will be filled and painted and the floors will be sanded and varnished.

     The lessee must give written notification of possible damage and defects, etc., with regard to the leasing object within a reasonable period after he should have discovered them. Faults and defects which the lessee was aware of or ought to have been aware of when entering into the agreement cannot be claimed.

4.   DURATION OF THE LEASE

     OFFICE PREMISES ON THE 2/ND/ FLOOR:

     The lease for the office premises on the 2/nd/ floor of 190 m2 gross runs from 1.7.98 to 30.6.2003, on which date it expires without prior termination on the part of any of the parties. In the event of removal after 30.6.2001, the requirement for a sum for loss of profit in accordance with point 20.3 lapses.

     OFFICE PREMISES ON THE 3/RD/ FLOOR:

     The lease for the office premises on the 3/rd/ floor of 545 m2 gross runs from 1.1.1999 until 30.06.2003. For the premises on the 3/rd/ floor, the lessee has a right to terminate the lease with 6 month's notice up until
     1.6.1999. Thereafter the same conditions for termination apply as for the 2/nd/ floor. The lessee shall have a right to renew the lease for a new leasing period of 3-5 years. The contract shall then be renegotiated on an unrestricted basis. A desire for a new agreement must be reported to the lessor in writing 6 - six - months at the latest before 30.6.2003. This right lapses in the reverse case.

5.   RENT

     RENT, 2/ND/ FLOOR:

     The rent for the office premises on the 2/nd/ floor amounts to NOK 199,500.00 per annum after 1.9.1998, i.e. NOK 1050.00 per m2/year, and is paid in advance with a sum of NOK 49,875.00 required on the 1/st/ of each quarter.

     A 50% lease is paid for July and August 1998 for the premises on the 2/nd/ floor.

     RENT, 3/RD/ FLOOR:

     The rent for the office premises on the 3/rd/ floor is in accordance with the present leasing agreement up until 1.1.1999. After 1.1.1999, the rent for the office premises will be NOK 572,250.00 per annum, corresponding to NOK 1050.00 per m2/year which is paid in advance with a sum of NOK 143,063.00 on the 1/st/ of each quarter.

     The lessor can with effect from 1 January each year (on 1 January 1999 for the first time) demand that the rent be regulated in accordance with a possible increase in the Central Bureau of Statistics' consumer price index, or - if this is terminated - another corresponding public index. The basis for the first settlement is the rent established in the contract and the index per 15.05.1998 until 15.11. 1998.

     The basis for subsequent annual adjustments per 1.1. is the rent valid at any time and the increase in the index over the last 12 months until 15.11 of the previous year. If public provisions should prevent the implementation of the agreed rent adjustment, it shall be possible to demand that the rent, regardless of the established regulation points, shall be regulated immediately to the extent and from the time that there is legal access to the same.

     In the event of late payment of the rent, interest on arrears will be charged in accordance with an Act of 1976, no. 100, or an Act which is passed instead of the same. The lessor has a right to demand a reminder fee.

6.   COMMON CHARGES

     In addition to the rent, the lessee shall pay a proportional share of the property's common charges as specified below:

     Energy:
     ------

     Power for heating and lighting of common areas and stairs, lifts, cooling installations, ventilation installations, hot water tanks, external lighting, heating cables, oil heating and fuel oil.

     Public charges:
     --------------

     At present; water, sewerage, cleaning and repair charges.

     There may be new charges, as well as value-added tax if this shall be added to the rent. If value-added tax is introduced for leasing of premises covered by the present lease, the lessor can increase the rent corresponding to the tax rate with a deduction for a proportional share of tax included provided that the lessor is liable to pay VAT.

     Cleaning:
     --------

     Washing of stairs, cleaning of common areas and possible leasing of carpets.

     Repairs:
     -------

     Waste container; leasing, removal and emptying.

     Inspection, servicing and maintenance:
     -------------------------------------

     Lifts, sanitary installations, cooling installations, ventilation installations, all fire-engineering alarms/security installations, security, gates, heating installations, plants in an indoor common area.

     Outside gardens, snow clearance and cleaning of outside areas/pavement, security guard services in general.

     Quarterly on account advance payment, amount at the time of the contract for the premises on the 2/nd/ floor to

     NOK 8,833.00, for the office premises on the 3/rd/ floor NOK 25,479.00, and for the storage premises (50% common charges) on the 4/th/ floor NOK 587.00.

     A share of common charges for the premises on the 2/nd/ floor and the 4/th/ floor will be paid from 1.6.1998.

     For the above-mentioned share of the common charges, a quarterly on account sum shall be paid together with the rent, with settlement and any residual settlement after the accounts are closed. The common charges are distributed according to the building's distribution key. A share for possible vacant premises in the yard is covered by the lessor to the extent that this vacancy does not express itself in reduced charges.

     The next year's on account payment is based on the previous year's accounts.

     The lessee pays directly on his own account for:

     Energy to his own premises, according to a separate meter, if this is not included in the common charges.

     Cleaning of his own premises. Washing of windows inside and out, as well as cleaning of sun screens. (The lessor reserves the right to allow external washing of windows and cleaning of sun screens to be performed on a common basis.)

     Security guard services for his own use.

     Where water is required for other use than use in toilets and normal cleaning, the lessee must himself maintain his own water meter and defray the charges for the same and pay for the water consumption.

     In the event of late payment of a share of common charges, interest on arrears is charged in accordance with an Act of 1976, no. 100, or an Act which is passed instead of the same. The lessor has a right to demand a reminder fee.

7.   SECURITY - DEPOSIT - GUARANTEE

     The lessee shall provide a surety from a financial institution which operates activity in this country according to a concession issued by Norwegian authorities, or another guarantee approved by the lessor, alternatively a deposit according to the lessor's choice, for the correct fulfillment of the lessee's obligations of any kind in accordance with Norwegian law and according to this leasing contract, including prompt payment of rent and a share of common costs.

     The guarantee shall correspond at any time to 6 months' rent + a share of common costs, and it shall be valid for the leasing period + two months. The guarantee sum shall be NOK 450,000.00 upon take-over of the premises. This agreement is not binding for the lessor before the guarantee exists. The guarantee must exist one month at the latest after signature of the contract and under any circumstances before occupation.

8.   SUBLETTING/ASSIGNMENT/COMPANY CHANGES

     Subletting and assignment of the contract, in full or in part, is not permitted without the lessor's prior written consent.

     Subletting cannot be refused without factual grounds.

     An assignment of at least 50% of the shares, company share or owner interests in the lessee is considered to be an assignment of the contract. The same applies for the lessee's change of company form.

     An event where a smaller number of shares or fractions which in itself constitutes a determining influence (general majority) in the company is also counted as an assignment. The lessor shall on enquiry be given information confirmed by the lessee's auditor as to whether such an assignment has taken place.

     Any company change which weakens the lessee's financial position with regard to the lessor requires the lessor's consent.

9.   THE LESSOR'S AND LESSEE'S OBLIGATIONS

     It is incumbent upon the lessor to ensure that the building with technical devices is in a good condition at any time. The lessor undertakes to attend to good maintenance, operation and cleaning of internal and external common areas.

     The lessee undertakes to treat both the leased premises and the property in general with proper care.

     The premises must not be used in a way which deteriorates the property's reputation or appearance or through noise, dust, odour, vibration or which annoys other lessees or neighbours in any other way. The costs for repair and possible compensation in connection with these matters are the responsibility of the lessee.

     The lessee undertakes to comply with the rules, fire/evacuation instructions and instructions for lifts and other technical installations which apply at any time for the property. Broken panes in any room covered by the lease must immediately be replaced with new ones. Rooms with water and/or waste pipes must be kept heated in order to avoid freezing.

     If the activity entails an increase in the property's insurance premiums or fixed charges, the lessee undertakes to pay the increase.

     The lessee undertakes to obtain all the necessary licenses for his use of the premises. Requirements or instructions from the labour inspectorate, health committee, fire service, civil defence, industrial protection board or other public authority, caused by the activity operated in the premises, are the lessee's responsibility.

     Waste must be placed in the property's waste containers. The lessee must himself attend to the removal of waste of an extraordinary scope or nature at his own expense. In the reverse case, the lessor will have the waste removed at the lessee's expense.

     The lessee undertakes to give the lessor access to the premises during office/business hours every day of the week for inspection, repair, maintenance, appraisal, etc. In all cases where this is considered necessary in order to prevent or limit damage to the property, the lessor has a right to obtain access to the premises.

     The lessee undertakes to accept a temporary suspension in supplies of water, power, air, etc., without compensation or a reduction in rent.

10.  CHANGE OF LEASING OBJECT

     Fitting or refitting or any change at all in or the leased premises must not take place without the lessor's prior written approval. Such prior approval can be given on condition that the changes accrue to the lessor without compensation upon the expiry of the lease, or that the lessee returns the premises to their original condition.

     Prior approval is also required if the lessee wishes to use more power, water, air, waste, etc., than the premises are equipped with at the time of the contract. If such approval is given, the lessee is responsible for obtaining the necessary public licenses.

     The lessee has a right with the lessor's prior written approval to set up an advertising sign as is usual according to the nature and character of the business and the property. Sun screens, radio and TV installations, etc., must not be set up without the lessor approving the appearance and positioning of the same in advance and in writing. Display cases, automats, etc., must not be set up without the lessor's prior written approval. If such approval is given, the lessee is responsible for obtaining the necessary public licenses. The lessee must himself pay to have his company name applied to the common sign late according to a more detailed agreement with the lessor. Change works described in this paragraph accrue to the lessor after the expiry of the leasing period unless the lessor demands that the premises be returned to their original condition.

11.  MAINTENANCE

     It is incumbent upon the lessor to pay for all external building maintenance. Similarly, the replacement of technical devices such as lifts, ventilation installations, heating installations, etc., is the lessor's responsibility.

     It is incumbent upon the lessee to pay for maintenance of the leased premises, also including external and internal maintenance of entrance doors and internal windows with surrounding frame, etc., as well as any sun screens, so that these are in a good condition at any time. The maintenance liability for the lessee also covers the replacement of carpets and floor coverings and other decoration and internal repairs, including surface treatment of floors, walls and ceiling. The maintenance liability also covers cables and lamp points and plug sockets, as well as ventilation and cooling installations within the lessee's exclusive lease. All work which the lessee undertakes to carry out shall be performed without undue delay and in a proper workmanlike way.

     The lessee is liable to pay compensation for all damage caused by himself or people in his employ, permanent or temporary, as well as sub-lessees, customers and/or other persons to whom he may have given access to the property. The liability to pay compensation also covers expenditures which may result from vermin clearance.

     The lessee's maintenance liability also covers damage after a break-in in the leased premises.

     The lessee undertakes to attend to repair and maintenance of the signs, etc., for which the lessor has given permission to set up, cf. point 10.

     If the lessee does not fulfil these obligations, the lessor is entitled, after a written warning with a 14-day fulfillment deadline, to carry out the maintenance works at the lessee's expense.

     The lessor shall have unhindered access to the premises for inspection with regard to the fulfillment of the maintenance liability, as well as inspections for appraisal and estimates.

     The lessor is entitled to carry out all works which may be necessary for the proper maintenance or renewal of the property, and to carry out any change work to the same extent both inside and outside the leased premises. The lessee undertakes to contribute so that cables, ducts and pipes, etc., to other parts of the property can be laid through the leased premises without being impeded by the lessee's fittings, etc.

     The lessee undertakes to be involved in such works without compensation or a rent reduction unless he is significantly inconvenienced. The lessor shall ensure that the works cause a minimum of disruption for the lessee and shall notify the lessee in advance to the greatest possible extent.

12.  LESSEE'S BREACH OF CONTRACT

     The lessee accepts that an enforced removal may be demanded if the rent or agreed additional services are not paid, cf. (S) 13-2, 3/rd/ para. (a), of the Enforcement Act. The lessee accepts that an enforced removal may be demanded when the leasing period has expired, cf. (S) 13-2, 3/rd/ para.
     (b), of the Enforcement Act.

     If the lessee renders himself liable to another significant breach of the leasing agreement, the lessor can cancel the same and the lessee then undertakes to leave the premises.

     A lessee who is evicted from or moves after a demand from the lessor due to a breach of contract or leaves the premises as a result of bankruptcy undertakes to pay rent for the period of the leasing period which may remain, but with a deduction for what the lessor may obtain through a new lease. The lessee must also pay the costs caused by eviction, legal proceedings and clearing/cleaning of the premises, as well as charges for a new lease. In the event of removal due to a breach of contract, point 13 obtains corresponding application.

13.  REMOVAL

     Upon removal, the lessee shall return the leased premises in a cleared and cleaned condition, with whole window panes and otherwise in a contractually and constructionally properly maintained condition. If the maintenance liability according to point 11 is fulfilled at normal intervals in the leasing period, the lessor shall accept normal wear and tear up until removal. Fixtures, cables, etc., which the lessee has affixed or had affixed in the premises must not be removed unless the lessee returns the premises to the same condition as upon take-over. The lessee's rights to such fittings as are not removed accrue to the lessor without compensation.

     The lessor can have repaired defects which the lessee has not repaired at the lessee's expense.

     In good time before the cessation of the lease, a joint inspection shall be held between the lessee and the lessor in order to establish any necessary works in order to return the premises to the condition they were in upon take-over.

     During the last 6 months before removal, the lessor has a right to set up a sign on the facade with information that the premises will become vacant. In the same period, the lessee undertakes according to prior agreement to give prospective lessees access to the premises 2 days per week in office/business hours. The lessor shall be given immediate access to the premises upon removal.

     On the last day of the lease at the latest the lessee shall at his own expense remove his property. Property which is not removed shall be considered to have been left behind and accrues to the lessor after 14 days. The lessor can remove waste at the lessee's expense.

14.  BANKRUPTCY

     In the event the lessee is declared bankrupt, the lessor can terminate the lease immediately, unless the estate enters into the lessee's rights and obligations according to the contract, cf. The Creditors Security Act, (S) 7-10.

15.  INSURANCE

     Each of the parties shall keep their own interests insured.

     The lessor is not liable for damage or loss which may arise in the event of fire, water pipe damage, etc., over and above what is covered by the insurances which the lessor has as the owner of the building.

     The lessee shall insure his own building-related fixtures, fixed and loose fittings, moveables, machines, goods, operating loss and liability on a combined commercial insurance. In addition to his own interests, the lessee shall cover glass insurance. The lessee's insurance shall be drawn up so that the lessor is indemnified in connection with damage which arises in the leased premises or in another way as a result of the lease. Damage incurred to the lessee's joint contracting parties as a result of a consequential loss, delays or settlement in accordance with this point is the lessee's liability. The lessor may require that the lessee presents insurance policy, including terms.

16.  FORCE MAJEURE

     A strike, lock-out, blockade or other conditions beyond the parties' control, such as e.g. fire, explosion, machine damage, uncontrolled water flow, interruption to the water, power, telephone supply, etc., riot, war or intervention by a public authority, exempt the lessor from fulfilling his obligations in accordance with this contract to the extent that they cannot be fulfilled without abnormally high costs. Under such conditions the obligation to pay compensation for damage or loss similarly lapses.

17.  MORTGAGE - REGISTRATION

     The leasing contract cannot be registered without the lessor's written consent. If the lessor consents, the lessee shall cover the costs connected with this registration. If the contract is registered, the parties agree that it shall be deleted one month at the latest after the cessation of the lease without any further contribution from the parties as this clause is considered to be sufficient as a request to the registering authority for such deregistration.

     The leasing contract cannot be mortgaged without the lessor's written consent. Consent can be refused under any circumstances if the mortgaging is performed as security for the commitments linked to the operation of the lessee's activity in the premises.

18.  RELATIONSHIP WITH THE RENT ACT

     The Rent Act applies to the extent that this contract does not regulate the relationship. Point 3, 8, 9, 10, 11 and 13 of the contract give the lessee fewer and/or more obligations than the provisions in the Rent Act.

19.  VENUE

     The parties accept the property's venue in all disputes which refer to the lease.

20.  SPECIAL PROVISIONS

     1.  Preferential right to area expansion.

     The lessee has a preferential right to a lease for 201 m2 gross office premises on the 2/nd/ floor from 1.6.1999, or as soon as the present lessee John Holm AS removes from the premises.

     2.  Return of the premises on the 3/rd/ floor.

     The lessee has the lessor's permission to decorate/and change the existing premises as long as the standard of the leasing object rises and does not fall. The works shall be carried out by professional craftsmen and the premises shall be returned in good condition.

     The lessor has a right to demand that doors, walls and ceiling be restored to where they were previously positioned, and in a better condition than they were upon takeover.

     All electrical installations accrue to the lessor if desirable.

     The lessor requires a guarantee sum or a deposit of 200,000.00 Norwegian kroner to be deposited in a frozen account as security for the reconditioning of the premises upon removal.

     3.  Removal.

     The lessee shall after 1.12.1998 have a right to move from the premises with 6 months' notice, with the first removal date on 1.7.1999, against payment of a consequential loss sum corresponding to 4 months' rent and a share of the common charges for the premises vacated. The lessor shall assist in procuring a new lessee as soon as possible in order to avoid or reduce the size of the consequential loss sum. Advertisements and other marketing means in this connection shall be covered by the lessee. If the lessee and lessor jointly do not find another lessee within 4 months, the lessee shall cover the rent for the premises on the 2/nd/ and 3/rd/ floor in this period of 4 months from 1.7.1999 to 1.11.1999.

21.  SIGNATURE

     Upon signature of the contract at the latest, the lessee shall present a valid company certificate which confirms the lessee's signature, or formation papers or other valid documentation which confirms that the company is under formation.

     This contract has been signed in two copies of which the lessor and lessee have each received their own.

                                 Oslo, 17/6/98

[Signature]                                       [Signature]
KONGENSGATE 2ANS                                  SPRAY GK

[Drawing]

VAREHEIS = GOODS LIFT

LAGER = STORE

HEIS = LIFT

FELLES INNG. PART 1 LEIEAREAL = COMMON ENTRY IN LEASED AREA

GARD = CLOAKROOM

KOTT = CLOSET